UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

WESTFIELD FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Filed by Westfield Financial, Inc. Pursuant to Rule 14a-6(b)
Under the Securities Exchange Act of 1934
Commission File No.: 001-16767

This filing relates to the annual meeting of the shareholders of Westfield Financial, Inc. (the “Company”) and amends and supplements the related definitive proxy statement (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on Schedule 14A  on April 4, 2014.

The Company has hired AST Phoenix Advisors, a division of American Stock Transfer & Trust Company to solicit proxies in person, by telephone, or by other means of communications related to the proposals set forth in the Proxy Statement and to be voted upon at the Company’s annual meeting of shareholders scheduled for May 15, 2014.  The Company will pay AST Phoenix Advisors approximately $6,000 for solicitation services plus all reasonable out-of-pocket expenses. In addition to the solicitation of proxies, the Company and AST Phoenix Advisors may request that banks, brokers, and other record holders send proxies and proxy materials to the beneficial owners of the Company’s common stock held by them and secure their voting instructions, if necessary. Those record holders will be reimbursed by the requesting party for their reasonable expenses in so doing. The Company may also use several of its executive officers and regular employees, who will not be specially compensated, to solicit proxies from its shareholders, either personally or by telephone, telegram, facsimile, special delivery letter, or by other electronic means.

The Company has filed a Proxy Statement and other documents regarding the annual meeting with the SEC. Shareholders are urged to read the Proxy Statement and other relevant materials because they contain important information about the Company and the proposals being voted upon at the annual meeting. Investors may obtain a free copy of these materials and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Additionally, a copy of the Proxy Statement and annual report on Form 10-K for the year ended December 31, 2013 (without exhibits) will be provided free of charge, upon request, to any registered or beneficial owner of common stock entitled to vote at the annual meeting. If you want to receive a paper or e-mail copy of the proxy statement or annual report, please choose one of the following methods to make your request:

●	By Internet: www.proxyvote.com

●	By Telephone: 1-800-579-1639

●	By E-mail: sendmaterial@proxyvote.com

If requesting materials by e-mail, please send a blank e-mail with the Control Number that is printed on the Important Notice Regarding the Availability of Proxy Materials previously mailed to each shareholder in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 1, 2014 to facilitate timely delivery.